EXHIBIT 99.906CERT

                            SECTION 906 CERTIFICATION
                            -------------------------

Pursuant to 18 U.S.C. ss. 1350, the undersigned officers of Sterling Capital Corporation (the "Company"), hereby certifies, to the best of their knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 5, 2004


/s/ Wayne S. Reisner
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Name: Wayne S. Reisner
Title:   Principal Executive Officer


/s/ Michael J. Carey
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Name: Michael J. Carey
Title:   Principal Financial Officer